Exhibit 10.1

SEPARATION AGREEMENT

This SEPARATION AGREEMENT (“Agreement”) is made and entered into as of January 22, 2016, by and between Frederick S. Koury (“Employee”) and Pentair Management Company, on behalf of itself, its predecessors, subsidiaries and affiliated entities (collectively, the “Company”).

1. Separation Payment and Other Benefits. Provided Employee has strictly complied with his obligations under Section 5 during the Transition Period (as hereinafter defined), and further provided that Employee does not exercise his right of rescission under Section 8, and further provided that Employee signs and delivers to the Company the Post-Employment Release of Claims in the form attached hereto as Exhibit A (the “Release”) no later than twenty-one (21) days following the Separation Date (as hereinafter defined) and has not rescinded the Release as provided therein, the Company shall pay Employee the sum of $2,358,290.00, less applicable withholdings (the “Separation Payment”). The Separation Payment shall be paid in two installments as follows: (a) the first installment of $1,169,145.00, less withholdings, to be paid within twenty (20) days following Employee’s signature and delivery of the Release to the Company, and (b) provided Employee has remained in full compliance with the provisions of Section 11 at all times through January, 2017, the second installment of $1,189,145.00, less withholdings, to be paid to Employee on or about February 1, 2017. The parties acknowledge that the first installment of the Separation Payment shall be inclusive of Employee’s accrued and unused vacation. Employee expressly understands and agrees that he is not entitled to any other payments for any accrued and/or unused vacation. Further, provided Employee does not exercise his right of rescission under Section 8, the Company will pay to Employee an additional lump sum of $42,950 less applicable withholdings (the “COBRA Subsidy”), which Employee may use toward the cost of future health insurance premiums or for other purposes. The COBRA Subsidy will be paid to Employee at the same time the first installment of the Separation Payment is made.

Employee will not receive a bonus award for the 2015 year under the Pentair Management Incentive Plan (“MIP”). Employee shall not be eligible for any payment under the MIP for the 2016 year.

The parties acknowledge that Employee will receive pay for his accrued and unused vacation remaining (if any) as of the Separation Date (as defined in Section 5) with or without this Agreement. Employee understands and agrees that, except as provided above and in Section 10 below, he has no rights to or claims under any other bonus or incentive compensation plans of any type, including, but not limited to, the Pentair Management Incentive Plan, the Omnibus Stock Incentive Plan, the 2008 Omnibus Stock Incentive Plan, the 2012 Stock and Incentive Plan, the Flexible Perquisite Plan, the Pentair plc Employee Stock Purchase and Bonus Plan, the Pentair, Inc. Supplemental Executive Retirement Plan (together with its predecessors, the “SERP”), the Pentair Inc. Restoration Plan (together with its predecessors, the “Restoration Plan”), the Pentair Inc. Deferred Compensation Plan (referred to as the “Sidekick Plan”), the Pentair, Inc. Retirement Savings and Stock Incentive Plan (the “401(k) Plan”), the Pentair, Inc. Pension Plan (the “Pension Plan”) or any successor plans thereto, or any plans of employers acquired by the Company with respect to options, restricted stock, restricted stock units or performance units. The Omnibus Stock Incentive Plan, the 2008 Omnibus Stock Incentive Plan,

the 2012 Stock and Incentive Plan, or any successor plans thereto, and any other plans of employees required by the Company under which Employee holds vested or unvested options, restricted stock, restricted stock units or performance units, are in the aggregate called the “Pentair Equity Plans” and the document(s) establishing the terms and conditions of the grants under the Pentair Equity Plans are called the “Terms & Conditions” in this Agreement. Provided Employee does not exercise his right of rescission under Section 8, the Company agrees that Employee’s options, restricted stock, restricted stock units or performance units under the Pentair Equity Plans, if any, will be treated in accordance with Section 10 of this Agreement.

Provided Employee does not exercise his right of rescission under Section 8, the Company shall reimburse Employee up to a maximum amount of $15,000.00 for the actual fees and expenses of consultants and/or legal or accounting advisors (“Service Providers”) engaged by Employee to advise Employee as to matters relating to this Agreement (“Legal Fee Reimbursement”). Employee shall not personally pay for the fees and expenses of such Service Providers. Rather payment for the Legal Fee Reimbursement shall be made by the Company directly to Service Providers by the later of: (i) fourteen (14) days following the expiration of the rescission period under Section 8, or (ii) fourteen (14) days following Employee’s presentation to the Company of the invoices for the services rendered. Any fees or expenses that are not submitted to Company by Employee within six months of the Separation Date shall be ineligible for the Legal Fee Reimbursement, and Employee shall remain solely responsible to pay for such untimely submitted fees and expenses.

2. Discharge of Claims. In exchange for the benefits provided in this Agreement, Employee, on behalf of himself, his agents, representatives, attorneys, assignees, heirs, executors, and administrators, hereby covenants that he will not sue and hereby releases and forever discharges the Company, and its past and present employees, agents, insurers, officials, officers, directors, divisions, parents (including Pentair plc), subsidiaries, predecessors and successors, and all affiliated entities and persons, and all of their respective past and present employees, agents, insurers, officials, officers, and directors from any and all claims and causes of action of any type arising, or which may have arisen, out of or in connection with his employment or the separation of his employment with the Company, including but not limited to claims, demands or actions arising under demands or actions arising under the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967 as amended by the Older Workers Benefit Protection Act, the Equal Pay Act, 42 U.S.C. § 1981, the Sarbanes-Oxley Act, the Dodd–Frank Wall Street Reform and Consumer Protection Act, the Fair Credit Reporting Act, the Vocational Rehabilitation Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Lily Ledbetter Fair Pay Act of 2009, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Genetic Information Nondiscrimination Act, the Immigration Reform and Control Act of 1986, the Civil Rights Act of 1991, the Occupational Safety and Health Act, the Consumer Credit Protection Act, the American Recovery and Reinvestment Act of 2009, the Asbestos Hazard Emergency Response Act, Employee Polygraph Protection Act, the Uniformed Services Employment and Reemployment Rights Act, the Minnesota Human Rights Act, the Minnesota Equal Pay for Equal Work Law, the Minnesota Fair Labor Standards Act, the Minnesota Labor Relations Act, the Minnesota Occupational Safety and Health Act, the Minnesota Criminal

Background Check Act, the Minnesota Lawful Consumable Products Law, the Minnesota Smokers’ Rights Law, the Minnesota Parental Leave Act, the Minnesota Adoptive Parent Leave Law, the Minnesota Whistleblower Act, the Minnesota Drug and Alcohol Testing in the Workplace Act, the Minnesota Consumer Reports Law, the Minnesota Victim of Violent Crime Leave Law, the Minnesota Domestic Abuse Leave Law, the Minnesota Bone Marrow Donation Leave Law, the Minnesota Military and Service Leave Law, the Minnesota Minimum Wage Law, the Minnesota Drug and Alcohol Testing in the Workplace Act, Minn. Stat. 176.82, Minnesota Statutes Chapter 181, the Minnesota Constitution, Minnesota common law, and all other applicable state, county and local ordinances, statutes and regulations. Employee further understands that this discharge of claims extends to, but is not limited to, all claims which he may have as of the date of this Agreement based upon statutory or common law claims for defamation, libel, slander, assault, battery, negligent or intentional infliction of emotional distress, negligent hiring or retention, breach of contract, retaliation, whistleblowing, promissory estoppel, fraud, wrongful discharge, or any other theory, whether legal or equitable, and any and all claims for wages, salary, bonuses, commissions, damages, attorney’s fees or costs. Employee acknowledges that this release includes all claims that he is legally permitted to release, and as such, does not apply to any vested rights under the Company’s retirement plans, nor does it preclude him from filing an administrative charge with a government agency, though he may not recover any damages if he does file such a charge.

3. Confidential Information Acquired During Employment. Employee agrees that he will continue to treat, as private and privileged, any information, data, figures, projections, estimates, marketing plans, customer lists, lists of contract workers, tax records, personnel records, accounting procedures, formulas, contracts, business partners, alliances, ventures and all other confidential information which Employee acquired while working for the Company. Employee agrees that he will not release any such information to any person, firm, corporation or other entity at any time, except as may be required by law, or as agreed to in writing by the Company. Employee acknowledges that any violation of this non-disclosure provision shall entitle the Company to appropriate injunctive relief and to any damages which it may sustain due to the improper disclosure.

4. Confidentiality, No Disparaging Remarks. Employee represents and agrees that he will keep the terms and facts of this Agreement completely confidential, and that he will not disclose any information concerning this Agreement to anyone, except for his counsel, tax accountant, spouse or except as may be required by law or agreed to in writing by the Company or as otherwise required for Employee to enforce or defend his rights hereunder. Further, subject to Section 13 below, Employee shall not make any disparaging remarks of any sort or otherwise communicate any disparaging comments about the Company, its managers, officers or directors, or about any of the other released persons or entities identified in Section 2 to any other person or entity. Subject to Section 13 below, the Company agrees that its senior executives shall not make any disparaging remarks of any sort or otherwise communicate any disparaging comments about Employee; provided that nothing in this Section 4 shall be construed to limit or restrict any employee or officer of the Company from taking any action or making any statements that such person in good faith reasonably believes is necessary to fulfill his or her obligations to the Company.

5. Separation From Employment. Employee’s employment with the Company will end on March 1, 2016 (“Separation Date”). The parties acknowledge and agree that the continuation of salary between the date of this Agreement and the Separation Date (the “Transition Period”), and the Separation Payment, includes (and exceeds) pay in lieu of notice in satisfaction of all contractual and other legally required notices. Employee will fully cooperate with the Company during the Transition Period, including making himself available to respond to questions to ensure the smooth transition of duties and responsibilities. Provided Employee complies with his obligations under this Section 5, he shall have the right to sign the Release after the Separation Date (but no later than twenty-one (21) days after the Separation Date.) Effective upon the Separation Date, Employee is deemed to resign from all positions of any nature held with respect to the Company, its affiliates, or any of their benefit plans.

6. Cooperation and Certification. At the request of the Company following the Separation Date, Employee will cooperate with the Company, with Pentair plc and with any affiliate of Pentair plc in any claims or lawsuits where Employee has knowledge of the facts. Nothing in this Agreement prevents Employee from testifying at an administrative hearing, arbitration, deposition or in court in response to a lawful and properly served subpoena, nor does it preclude Employee from filing an administrative charge with a government agency or cooperating with a government agency in connection with an administrative charge (though he may not recover damages or receive any relief if he does file such a charge as noted in Section 2 above). Employee certifies, warrants and represents that he has faithfully discharged his role with the Company at all times during his employment. Employee further certifies, warrants and represents that he is unaware of any actual or potential violations of law by the Company, Pentair plc, or any affiliate of Pentair plc.

7. No Wrongdoing. Employee and the Company agree and acknowledge that the consideration exchanged herein does not constitute, and shall not be construed as, an admission of liability or wrongdoing on the part of Employee, the Company or any entity or person, and shall not be admissible in any proceeding as evidence of liability or wrongdoing by anyone.

8. Notification of Release and Right to Rescind. This Agreement contains a release of certain legal rights which Employee may have, including rights under the Age Discrimination in Employment Act and the Minnesota Human Rights Act. Employee has been advised that he should consult with an attorney regarding such release and other aspects of this Agreement before signing this Agreement. Employee understands that he may nullify and rescind this entire Agreement at any time within the next fifteen (15) days from the date of signature below by indicating his desire to do so in writing and delivering that writing to the Company c/o Jörg H. Kasparek, Vice President, Executive Rewards, Pentair plc, Suite 600, 5500 Wayzata Boulevard, Golden Valley, MN 55416, by hand or by certified mail. Employee further understands that if he rescinds this Agreement on a timely basis, the Company will not be bound by the terms of this Agreement, and, in such event, Employee will have no right to receive or right to retain the financial benefits conferred under this Agreement, except as specifically provided herein.

9. Outplacement. Provided Employee signs this Agreement and does not exercise his right of rescission under Section 8 herein, then the Company shall pay for outplacement services provided by the vendor selected by the Company to the extent such services are actually utilized by Employee within one (1) year following the Separation Date and to the extent the cost does not exceed $48,000.00. In lieu of outplacement services, Employee may elect to receive a cash payment in the amount of $48,000.00, less applicable withholdings, by informing the Company in writing of such election within fifteen (15) days of the execution of this Agreement; if Employee makes such a timely election, Company will provide the payment to him within sixty (60) days of the Separation Date.

10. Restricted Stock Units, Performance Units and Stock Options under Pentair Equity Plans; Retirement Plans. Provided Employee does not exercise his right of rescission under Section 8, if Employee has unvested awards under the Pentair Equity Plans, the Company agrees to treat Employee’s unearned restricted stock units, performance units, and nonqualified stock options and incentive stock options, or other accrued benefits under the Pentair Equity Plans as follows:

i.	Restricted Stock Units. Employee’s unvested restricted stock units under the Pentair Equity Plans, if any, shall be treated by the Company as fully and immediately vested, effective as of the Separation Date. The value of Employee’s restricted stock units (settled in stock) shall be deposited into Employee’s UBS account (reduced by applicable withholdings) within one month following the Separation Date, or if later, within fourteen (14) days of the expiration of the rescission period under Section 8; provided, however, that if Employee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) and if the Restricted Stock Units would be considered deferred compensation under Section 409A, then the shares (reduced by applicable withholdings) will be deposited six months following the Separation Date.

ii.	Performance Units. Employee shall be entitled to the performance units and the value of such performance units (settled in cash), based upon the Company actual performance and actual achievement of the performance goals established under the applicable Pentair Equity Plans for the performance units. The cash value of the performance units shall be paid to Employee (reduced by applicable withholdings) by the Company within one month following the end of the original performance period of the award or if later, within fourteen (14) days of the expiration of the rescission period under Section 8.

iii.	Options. Employee’s unvested stock options under the Pentair Equity Plans, if any, shall remain outstanding (the “Outstanding Options”) and vest in accordance with the terms of the particular grant or award under the Pentair Equity Plans or applicable Terms & Conditions under the earlier of the expiration date of the award or the fifth anniversary of the Separation Date. The Outstanding Options may be exercised by Employee until the earlier of the expiration date of the particular award or within five (5) years after the Separation Date, at the time and in the manner permitted under the terms of the applicable Pentair Equity Plan and the applicable Terms & Conditions. Five (5) years after the Separation Date, all Outstanding Options unexercised by Employee shall be forfeited. Employee’s stock options under the Pentair Equity Plans that had vested prior the Separation Date (the “Previously Vested Options”) may be exercised by Employee at any time in accordance with the time and in the manner permitted under the terms of the applicable Pentair Equity Plan without regard to whether he signs this Agreement. The Previously Vested Options shall expire and become non-exercisable in accordance with the terms of the applicable Pentair Equity Plan and the Terms & Conditions without regard to whether Employee signs this Agreement.

As for Employee’s incentive stock options, they are eligible for preferential tax treatment if exercised within a period of ninety (90) days following the Separation Date, and if exercised more than ninety (90) days following the Separation Date, they will be taxed as ordinary income upon exercise.

iv.	Retirement Plans. The Employee shall be entitled to receive payments under the Sidekick Plan, the SERP, the Restoration Plan, the Pension Plan and the 401(k) Plan (collectively, the “Retirement Plans”), without regard to whether Employee signs this Agreement. Payment or distributions to Employee under the Retirement Plans will be made in accordance with the terms of the applicable Retirement Plan documents, distribution elections, Internal Revenue Code regulations, or the Employee Retirement Income Security Act of 1974, including the requirement that if Employee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) and if payments under the Retirement Plans would be considered deferred compensation under Section 409A, then the value (reduced by applicable withholdings) will be paid or begin to be paid no sooner than six months following the Separation Date.

Employee acknowledges that it is Employee’s responsibility to review his personal UBS OneSource account and take action prior to the expiration dates for each grant.

11. Narrow Post-Employment Restrictions.

(a) Definitions. For the purpose of Section 11 of this Agreement, the following definitions shall apply:

The Business. The “Business” means each of the business segments, business units, and subsidiary operations of Pentair plc and its subsidiary entities and affiliates on a global basis. The parties acknowledge that due to Employee’s executive position and global duties and responsibilities on behalf of Pentair plc and the Company: (i) he is familiar with all business segments and business units of Pentair plc; (ii) he has been materially involved in all business segments and business units of Pentair plc on a global basis; and (iii) he has received lucrative financial benefits as a result of his exposure to and involvement in all business segments and business units of Pentair plc on a global basis.

Competitor. “Competitor” means any economic concern, whether an entity or a person, that competes against the Business in any geographic market where the Company, Pentair plc or any of its affiliates does business.

Throughout his employment in the Business, both with the Company as a Pentair affiliate and with any predecessor owner of any part of the Business, Employee became intimately familiar with trade secrets, know-how, business strategies, marketing strategies, product development, proprietary information and confidential information concerning the Business and concerning the operations of the Company, Pentair plc and its affiliates (collectively, the “Pentair

Entities”). As a result of Employee’s intimate familiarity with the proprietary and confidential information regarding the Business, Employee acknowledges and agrees that he would be able to engage in unfair competition vis-à-vis the Pentair Entities in the event he were to: (i) become employed by or otherwise involved in any way with a Competitor; (ii) solicit or accept competitive business from customers of the Pentair Entities; or (iii) solicit employees of the Pentair Entities. Accordingly, Employee agrees to the narrow post-employment restrictions set forth in Sections 11(b) and 11(c) below.

(b) Non-Competition. Employee agrees that for a twenty-four (24) month period following the Separation Date, he will not (whether in his individual capacity or as an agent of a third party) become employed by, consult with, obtain an ownership interest in, render services to, or have any competitive involvement with a Competitor in any market in the world where Pentair plc or its affiliates are conducting the Business.

(c) Non-Solicitation. Employee agrees that for a twenty-four (24) month period following the Separation Date, he will not, for himself or for any third party, directly or indirectly, (i) solicit or accept competitive business from any customer of the Pentair Entities, or (ii) solicit any employee of the Pentair Entities for the purpose of hiring such person or otherwise entice, induce or encourage, directly or indirectly, any such employee to leave his or her employment with any of the Pentair Entities.

The parties acknowledge and agree that the requirement in Section 11(c)(ii) which prohibits Employee from directly or indirectly soliciting or otherwise enticing, inducing or encouraging any employee of the Pentair Entities to leave his or her employment is intended to prohibit and shall prohibit, without limitation, Employee from doing any of the following: (a) solicit for hire or solicit for retainer as an independent consultant or as contingent worker any employee of any of the Pentair Entities; (b) participate in the recruitment of any employee of any of the Pentair Entities, such as through interviewing; (c) serve as a reference for an employee of the Pentair Entities; (d) offer an opinion regarding the candidacy as a potential employee, independent consultant or contingent worker of an individual employed by the Pentair Entities; (e) assist or encourage any third party to pursue an employee of the Pentair Entities for potential employment, independent consulting or contingent worker opportunities; or (f) assist or encourage any employee of the Pentair Entities to leave the Pentair Entities in order to be an employee, independent consultant or contingent worker for a third party.

(d) Reasonableness and Notice. Employee agrees that in light of the money and benefits conferred to him under this Agreement, the narrow nature of the restrictive covenants imposed under Sections 11(b) and 11(c) are reasonable and will not result in any hardship to him. Further, Employee acknowledges and agrees that his breach of any obligation under this Section 11 would cause irreparable harm to the Company, Pentair plc and/or to its affiliates and that such harm may not be compensable entirely with monetary damages. If Employee violates his obligations under this section, the Company, Pentair plc and its affiliates may, but shall not be required to, seek injunctive relief and/or any other remedy allowed at law, in equity, or under this Agreement. Any injunctive relief sought shall be in addition to and not in limitation of any monetary relief or other remedies or rights at law, in equity, or under this Agreement. In connection with any suit at law or in equity under this Agreement, the Company,

Pentair plc and its affiliates shall be entitled to an accounting, and to the repayment of all profits, compensation, commissions, fees, or other remuneration which Employee or any other entity or person has either directly or indirectly realized on its behalf or on behalf of another and/or may realize, as a result of, growing out of, or in connection with the violation which is the subject of the suit. Further, in the event of Employee’s breach of Section 11, Employee shall disgorge the value of all payments and benefits conferred to him by virtue of this Agreement, including the Separation Payment. In addition to the foregoing, the Company, Pentair plc and its affiliates shall be entitled to collect from Employee any reasonable attorney’s fees and costs incurred in bringing any action against Employee or otherwise to enforce the terms of this Agreement. The parties agree that it is their intent that the restrictions in this Section 11 be enforced to the maximum allowable extent or modified to permit enforcement to the maximum allowable extent under the laws of Minnesota as determined by a court of appropriate jurisdiction in Minnesota, and the parties further agree to and acknowledge the sufficiency of the parties’ contacts with the State of Minnesota in order to confer exclusive jurisdiction of Minnesota courts applying Minnesota law.

Employee agrees that while the restrictive covenants imposed under this Section 11 are in effect, Employee shall give written notice to the Company within ten days after accepting any other employment, position, or ownership interest with any entity that has operations which compete with the operations of any of the Pentair Entities. Such written notice shall be delivered to the Company c/o Angela D. Jilek, Senior Vice President, General Counsel & Secretary, Pentair plc, Suite 600, 5500 Wayzata Boulevard, Golden Valley, MN 55416, by hand or by certified mail. Employee agrees that the Company may notify such new employer, company or corporate entity that Employee is bound by this Agreement and, at the Company’s election, furnish such employer, company or corporate entity with a copy of Section 11 of this Agreement.

12. Minnesota Law, Forum and Merger. The terms of this Agreement shall be governed by the laws of the State of Minnesota, the location of Pentair’s U.S. headquarters, and shall be construed and enforced thereunder. Any dispute arising under this Agreement shall be determined exclusively by a Minnesota court of appropriate jurisdiction, and the parties acknowledge the existence of sufficient contacts to the State of Minnesota to confer exclusive jurisdiction upon courts in that state. This Agreement supersedes and replaces all prior oral and written agreements, understandings, and representations between Employee and the Company. Specifically, the parties agree that this Agreement replaces and supersedes any rights or claims of Employee under the Key Executive Employment and Severance Agreement dated December 31, 2008 (as assigned and assumed as of October 1, 2012, the “KEESA”) and that Employee has no current rights or claims and shall have no future rights or claims under the KEESA. Employee understands and agrees that, except as provided in this Agreement, all claims which he has or may have against the Company and the other released parties are fully released and discharged by this Agreement. The only claim which Employee may hereafter assert against the Company or any of the other released parties is limited to an alleged breach of this Agreement. Finally, notwithstanding any other provision herein, this Agreement is not intended to affect any vested rights under the Retirement Plans, nor will this Agreement alter in any way the terms and conditions of Employee’s rights under the Retirement Plans as all such terms and conditions (including the condition that Employee honor all restrictive covenants set forth in the Retirement Plans) shall continue in full force and effect following the execution of this Agreement.

13. Administrative Charges, Investigations, and Proceedings. Nothing in this Agreement limits Employee’s ability to bring an administrative charge with the Equal Employment Opportunity Commission (“EEOC”) or a comparable state agency, but Employee expressly waives and releases any right to recover any type of personal relief from the Company and the other parties released under Section 2 above, including monetary damages or reinstatement, in any administrative action or proceeding, whether state or federal, and whether brought by Employee, brought as a class or collective action, or brought on Employee’s behalf by an administrative agency, related in any way to the matters released herein. The restrictions in Section 4 regarding non-disparagement do not apply in connection with any charge filed with a government agency, any disclosure to a government agency or any participation in a government investigation. Furthermore, nothing in this Agreement prohibits Employee from reporting possible violations of federal or state law or regulation to any government agency or entity, including but not limited to the EEOC, Department of Justice, Securities and Exchange Commission, Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of law. Employee does not need prior authorization of the Company to make any such reports or disclosures and is not required to notify the Company that he has made such reports or disclosures.

14. Return of Company Property. Employee covenants, warrants and represents that he has returned any and all Company property that was ever in his possession or under his control to the Company prior to his signature of this Agreement, and this covenant, warranty and representation expressly extends to (but is not limited to) security card, keys, codes, materials, books, files, laptop computer and cell phone. The Company agrees that it will convey to Employee all right and interest in the Company ipad and cell phone used by Employee during his employment and currently in his possession; provided that Employee first returns such equipment to the Company for the purpose of removing all information and data from it.

15. Taxes. Some or all of the payments made under or pursuant to this Agreement may be subject to Section 409A of the Internal Revenue Code of 1986. The Company makes no representation or warranties with respect to the application of such section to such payments. Employee is solely responsible for any federal, state or local income taxes and other taxes imposed on him with respect to such payments, whether by reason of Section 409A or otherwise. Company shall be entitled to withhold on and report the making of such payments as may be required by law as determined in the reasonable discretion of the Company.

16. Construction of this Agreement and Severability. Should this Agreement require judicial interpretation, the court shall not construe the Agreement more strictly against any party, including the party who prepared it. With the exception of Section 2, if one or more of the provisions of this Agreement shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained in this Agreement will not in any way be affected or impaired. If Section 2 shall in part or in whole be invalid, illegal or unenforceable in any respect, the Company may at its option void the remainder of this Agreement, including the obligation to pay Employee the Separation Payment. Any portions of this Agreement found by a court of competent jurisdiction to be invalid, illegal, overly broad or unenforceable in any respect shall be revised to the minimum amount necessary in order to be valid and enforceable.

17. Employee Understands the Terms of this Agreement. Other than stated herein, Employee warrants that (a) no promise or inducement has been offered for this Agreement; (b) this Agreement is executed without reliance upon any statement or representation of the Company or its representatives concerning the nature and extent of any claims or liability therefor, if any; (c) Employee is legally competent to execute this Agreement and accepts full responsibility therefor; (d) the Company has advised Employee to consult with an attorney, and Employee has had a sufficient opportunity to consult with an attorney; (e) the Company has allowed Employee twenty-one (21) days within which to consider this proposed Agreement; and (f) Employee fully understands this Agreement and has been advised by counsel (or has consciously chosen not to seek counsel) of the consequences of signing this Agreement. The parties acknowledge and agree that if Employee has not signed this proposed Agreement within the twenty-one (21) day period following the Company’s presentation of the offer of this Agreement to Employee, then the offer of this Agreement shall expire by its own terms and be of no further force or effect without any further action required on the part of the Company.

EMPLOYEE

Dated:	January 27, 2016	/s/ Frederick S. Koury

Dated:	January 27, 2016	PENTAIR MANAGEMENT COMPANY

		By	/s/ Randall J. Hogan

		Its	Chairman and Chief Executive Officer

EXHIBIT A

Post-Employment Release of Claims. Employee, on behalf of himself, his agents, representatives, attorneys, assignees, heirs, executors, and administrators, hereby covenants he will not sue and hereby releases and forever discharges Pentair Management Company (the “Company”), the past and present employees, agents, insurers, officials, officers, directors, divisions, parents (including Pentair plc), subsidiaries, predecessors and successors of the Company, and their past and present employees, agents, insurers, officials, officers, directors, divisions, parents (including Pentair plc), subsidiaries and successors, and all affiliated entities and persons, and all of their respective past and present employees, agents, insurers, officials, officers, and directors from any and all claims and causes of action of any type arising, or which may have arisen, out of or in connection with his employment or the separation of his employment with the Company, including but not limited to claims, demands or actions arising under the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967 as amended by the Older Workers Benefit Protection Act, the Equal Pay Act, 42 U.S.C. § 1981, the Sarbanes-Oxley Act, the Dodd–Frank Wall Street Reform and Consumer Protection Act, the Fair Credit Reporting Act, the Vocational Rehabilitation Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Lily Ledbetter Fair Pay Act of 2009, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Genetic Information Nondiscrimination Act, the Immigration Reform and Control Act of 1986, the Civil Rights Act of 1991, the Occupational Safety and Health Act, the Consumer Credit Protection Act, the American Recovery and Reinvestment Act of 2009, the Asbestos Hazard Emergency Response Act, Employee Polygraph Protection Act, the Uniformed Services Employment and Reemployment Rights Act, the Minnesota Human Rights Act, the Minnesota Equal Pay for Equal Work Law, the Minnesota Fair Labor Standards Act, the Minnesota Labor Relations Act, the Minnesota Occupational Safety and Health Act, the Minnesota Criminal Background Check Act, the Minnesota Lawful Consumable Products Law, the Minnesota Smokers’ Rights Law, the Minnesota Parental Leave Act, the Minnesota Adoptive Parent Leave Law, the Minnesota Whistleblower Act, the Minnesota Drug and Alcohol Testing in the Workplace Act, the Minnesota Consumer Reports Law, the Minnesota Victim of Violent Crime Leave Law, the Minnesota Domestic Abuse Leave Law, the Minnesota Bone Marrow Donation Leave Law, the Minnesota Military and Service Leave Law, the Minnesota Minimum Wage Law, the Minnesota Drug and Alcohol Testing in the Workplace Act, Minn. Stat. 176.82, Minnesota Statutes Chapter 181, the Minnesota Constitution, Minnesota common law, all other applicable state, county and local ordinances, statutes and regulations. Employee further understands that this discharge of claims extends to, but is not limited to, all claims which he may have as of the date of this Release based upon statutory or common law claims for defamation, libel, slander, assault, battery, negligent or intentional infliction of emotional distress, negligent hiring or retention, breach of contract, retaliation, whistleblowing, promissory estoppel, fraud, wrongful discharge, or any other theory, whether legal or equitable, and any and all claims for wages, salary, bonuses, commissions, damages, attorney’s fees or costs. Employee acknowledges that this release includes all claims that he is legally permitted to release, and as such, does not apply to any vested rights under the Company’s retirement plans, nor does it preclude him from filing an administrative charge of discrimination, though he may not recover any damages or receive any relief if he does file such a charge.

Rescission. Employee understands he may not sign this two-page of release of claims (“Release”) prior to his separation of employment with the Company. Employee further understands that he may nullify and rescind this Release at any time within fifteen (15) days from the date of signature below by indicating his desire to do so in writing and delivering that writing to Angela D. Jilek, Senior Vice President, General Counsel & Secretary, Pentair plc, Suite 600, 5500 Wayzata Boulevard, Golden Valley, MN 55416, by hand or by certified mail. Employee further understands that if he rescinds this Release on a timely basis, then the Company will have no obligation to pay him any of the monies or benefits under the Separation Agreement to which this Release was attached as Exhibit A which were conditioned upon Employee signing and not rescinding this Release. Employee warrants that except as provided in the Separation Agreement, (a) no promise or inducement has been offered for this Release; (b) this Release is executed without reliance upon any statement or representation of the Company or its representatives concerning the nature and extent of any claims or liability therefor, if any; (c) Employee is legally competent to execute this Release and accepts full responsibility therefor; (d) the Company has advised Employee to consult with an attorney; (e) the Company has allowed Employee at least twenty-one (21) days within which to consider this Release; and (f) Employee fully understands this Release and has had a sufficient opportunity to be advised by counsel of the consequences of signing this Release.

EMPLOYEE

Dated:

12